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                                                                    EXHIBIT 16.1

July 14, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the Relationship With Independent Accountants Section of Pre-effective Amendment 2 to Form S-1 (Registration No. 333-53791) dated July 14, 1998, of SIMCALA, Inc. and are in agreement with the statements contained in the second paragraph under the heading Relationship With Independent Accountants. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                   /s/ ERNST & YOUNG LLP